UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors reviews  the compensation of its non-employee directors annually, and has not made any change in several years.  The annual cash retainer was previously  $25,000 and the annual restricted stock grant was 7,400 shares, vesting over three years.

This year’s review of director compensation included market data regarding its peer group obtained from Equilar, Inc., a compensation benchmarking and data firm.  The peer group data indicated that the Company’s Board of Directors was compensated below the 25th percentile among its peer group.  The Board determined that if it is to attract and retain qualified candidates it should pay at the median for its peer group, and should align the directors’ interests with those of the shareholders by paying 80% of director compensation in the form of restricted stock.  Further to that goal, on January 28, 2011 the Board, upon recommendation of the Compensation Committee, modified director compensation as follows:

-	Committee Chairman Fees: The fees paid to the chairmen of the Compensation and Organizational Committee and the Nominating and Governance Committee are increased from $5,000 to $10,000 annually.

-	Annual Cash Retainer: Annual cash retainers for the Board are modified from $25,000 to $30,000 annually.

-
Restricted Stock:  Annual restricted stock payments will equal $140,000, with the number of shares granted determined by dividing that value by the share price on the date of grant, rounded to the nearest whole share number. The shares shall vest in three equal installments on the last day of the current and following two years.

In addition, the Company entered into Transition Retention Bonus Agreements with certain of its executive officers.  For a description of those arrangements, see the information set forth below under Item 5.01, which is incorporated into this Item 1.01 by reference.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.	Transition Retention Payment.

As a part of its goal of retaining certain vital individuals during the transition in the Company’s leadership, on January 28, 2011, the Company entered into Transition Retention Bonus Agreements with its Named Executive Officers and certain other executive officers.  Those agreements provide that the recipients will receive the amounts set forth below, which amounts will be fully repaid if the recipient terminates his employment with the company in 2011; 50% of the amount shall be repaid in the event the individual resigns during 2012.

Fred Hite, Senior Vice President, CFO and Investor Relations Officer - $75,000
Brian Moore, President, Business Development - $87,000
Darin Martin, Senior Vice President, Chief Regulatory Officer - $50,000
Michael Curtis, SVP and COO, US - $36,000

The foregoing summary of the Transition Retention Bonus Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Retention Bonus Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

B.	Updated Restricted Stock Grant.

As a part of its effort to retain key talent through the transition to the Company’s new leadership, the Board modified the agreements utilized for restricted stock grants to all employees, including the Company’s Named Executive Officers.  The new agreement includes significant obligations on the recipient’s part designed to protect the Company’s interests should the individual leave the Company.  The foregoing summary of the new Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Agreement, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:
10.1           Form Transition Retention Bonus Agreement.
10.2           Form of Key Employee Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: February 3, 2011	Name: Fred L. Hite
Title: Senior Vice President, Chief Financial Officer and Investor Relations Officer